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OTTAWA FINANCIAL CORPORATION  245 Central Avenue, Holland, MI 49423-
3298/(616)393-7000


                                                  [OTTAWA LOGO]

FOR IMMEDIATE RELEASE
July 29, 1998



                              CONTACT:    Douglas J. Iverson, EVP & COO
                                          (616) 393-7002
                                          Jon W. Swets, VP & Treasurer
                                          (616) 393-7115



                     OTTAWA FINANCIAL CORPORATION
                       DECLARES STOCK DIVIDEND

HOLLAND, MICHIGAN, July 29, 1998 -- Ottawa Financial Corporation, parent corporation of AmeriBank, Holland, Michigan, declared a 10 percent stock dividend payable on August 31, 1998, to shareholders of record on August 12, 1998. This is the second stock dividend declared by the Corporation. Shareholders will receive one share of common stock for each ten shares of stock they hold on the record date. Management does not anticipate reducing the quarterly cash dividend.

The Corporation had $919.9 million in assets and $75.7 million in stockholders' equity as of June 30, 1998. The Corporation's stock is traded on the Nasdaq National Market under the symbol "OFCP".